Exhibit 4.4

TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

by and among

111, INC.

GANG YU
JUNLING LIU
SUNNY BAY GLOBAL LIMITED

IVY CAPITAL 2011 HOLDCO LTD.
GOLD STAND GOAL LIMITED

CLEARVUE YW HOLDINGS, LTD.
VERLINVEST ASIA (HK) LIMITED
FIRST PHARMACIA INTERNATIONAL
RICH CHANCE GLOBAL LIMITED

ZALL CAPITAL LIMITED
VERLINVEST ASIA (HK) LIMITED
ALLIED CHINA INVESTMENT LIMITED
TONGYI INVESTMENT HOLDINGS LIMITED
JIA ZHU
6 DIMENSIONS CAPITAL, L.P.
6 DIMENSIONS AFFILIATES FUND, L.P.
LI CHILDREN’S 2006 IRREVOCABLE TRUST

dated as of June 19, 2018

TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of June 19, 2018 by and among 111, Inc., an exempted company incorporated, organized and existing under the laws of the Cayman Islands with limited liability (company registration no. 278041) (the “Company”); Gang Yu, a U.S. citizen (passport number: ********); Junling Liu, an Australian citizen (passport number: ********), the beneficial owner of 100% equity interest of Sunny Bay Global Limited (together with Gang Yu, collectively, the “Founders”, and each a “Founder”); Sunny Bay Global Limited, a company organized and existing under the laws of the British Virgin Islands (company registration no.1758809) (“Sunny Bay”); Ivy Capital 2011 Holdco Ltd., a company organized and existing under the laws of the British Virgin Islands (“Ivy Capital”); Gold Stand Goal Limited, a company organized and existing under the laws of the British Virgin Islands (“Gold Stand”, together with Ivy Capital, collectively, the “Series A Investors” and each a “Series A Investor”); ClearVue YW Holdings, Ltd., a company organized and existing under the laws of the Cayman Islands (“CVP”, together with Ivy Capital 2011 Holdco Ltd., collectively, the “Series B Investors,” and each, a “Series B Investor”; Verlinvest Asia (HK) Limited, a company organized and existing under the laws of Hong Kong (“Verlinvest”); First Pharmacia International, a company organized and existing under the laws of the Cayman Islands (“BVCF”); Rich Chance Global Limited, a company organized and existing under the laws of the British Virgin Islands (“Greenwoods”, together with CVP, Verlinvest and BVCF, collectively, the “Series C Investors,” and each, a “Series C Investor”); Zall Capital Limited, a company organized and existing under the laws of the British Virgin Islands (“Zall”); ALLIED CHINA INVESTMENT LIMITED, a company organized and existing under the laws of Hong Kong (“ALLIED”); Tongyi Investment Holdings Limited, a company organized and existing under the laws of the Cayman Islands (“Tongyi”); Jia Zhu, a Hong Kong citizen (passport number: ********); 6 Dimensions Capital, L.P., a limited liability partnership organized and existing under the laws of the Cayman Islands (“6D”); 6 Dimensions Affiliates Fund, L.P., a limited liability partnership organized and existing under the laws of the Cayman Islands (“6 D Affiliates”); and LI CHILDREN’S 2006 IRREVOCABLE TRUST, a trust organized and existing under the laws of United States of America (“2006 Trust”, together with Zall, Verlinvest, ALLIED, Tongyi, Jia Zhu, 6D and 6D Affiliates collectively, the “Series D Investors,” and each, a “Series D Investor”, and together with the Series A Investors, Series B Investors and Series C Investors, the “Investors”).

Convertible redeemable participating Series A preferred shares of par value US$0.00005 each of the Company (the “Series A Preferred Shares”), convertible redeemable participating series B preferred shares of par value US$0.00005 each of the Company (the “Series B Preferred Shares”), convertible redeemable participating series C preferred shares of par value US$0.00005 each of the Company (the “Series C Preferred Shares”), and convertible redeemable participating series D preferred shares of par value US$0.00005 each of the Company (the “Series D Preferred Shares”) are hereby collectively referred as the “Preferred Shares”.

RECITALS

A.                                    The parties hereto (other than Sunny Bay) entered into a shareholders agreement dated as of April 24, 2018 (the “Original Agreement”) and some of the parties hereto entered into a Series D Prefered Shares Subscription Agreement dated as of November 16, 2015 (the “Series D Subscription Agreement”).

B.                                    On the date of this Agreement, Junling Liu, the beneficial owner of 100% equity interest of Sunny Bay, has transferred all the Class A Ordinary Shares (as defined below) held by him to Sunny Bay.

C.                                    On the date of this Agreement, the Company has received a written notice from Gold Prized Investment Limited (“Gold Prized”) relating to the surrender by Gold Prized, for no consideration, of 1,607,901 Class C Ordinary Shares (as defined below) in the Company registered in the name of Gold Prized (“Surrendered Shares”), and the Company has accepted the irrevocable surrender of the Surrendered Shares, for no consideration.

D.                                    The parties hereto wish to, upon the consummation of the transactions contemplated under Sections B and C above: (i) add Sunny Bay as a party to the Original Agreement, (ii) remove Gold Prized from the Original Agreement, and (iii) further amend and restate the Original Agreement in certain other respects.

(Capitalized terms used and not defined herein shall have the same meaning as ascribed to them in the Series D Subscription Agreement and the Memorandum and Articles.)

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             INFORMATION RIGHTS; BOARD REPRESENTATION

1.1          Information and Inspection Rights.

(a)                                 Information Rights. The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are issued and outstanding, the Company will deliver to each holder of Preferred Shares:

(i)                                          audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in accordance with the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions) (“IFRS”) and audited by a qualified accounting firm approved by the Board of Directors of the Company (the “Board”);

(ii)                                       unaudited quarterly consolidated financial statements, within forty-five (45) days after the end of each quarter, prepared in accordance with IFRS by a qualified accounting firm approved by the Board, which shall indicate variances from the annual budget of the Company with respect to key line items;

(iii)                               an annual consolidated budget and strategic plan for the following fiscal year, within thirty (30) days prior to the end of each fiscal year;

(iv)                              copies of any reports or filings made with any stock exchange or securities regulatory authority; and

(v)                                 upon the written request by any Investor, such other information as such Investor shall reasonably request (the above rights, collectively, the “Information Rights”). All financial statements to be provided to the Investors pursuant to this Section 1.1(a) shall include an income statement, a balance sheet and a cash flow statement for the relevant period and shall be prepared in conformance with IFRS.

(b)                                 Inspection Rights. The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, each holder of Preferred Shares shall have (i) the right to inspect facilities, records and books of the Company and any of its subsidiaries (including without limitation the HK Subsidiary and the PRC Companies) at any time during normal business hours on reasonable prior notice to the Company, (ii) the right to make copies of the books of the Company and any of its subsidiaries, and (iii) the right to discuss the business, operations and conditions of any Group Company and any of its Subsidiaries with its directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

(c)                                  Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a firm underwritten public offering of class A ordinary shares of par value US$0.00005 each (collectively the “Class A Ordinary Shares” and each a “Class A Ordinary Share”), class B ordinary shares of par value US$0.00005 each (collectively the “Class B Ordinary Shares” and each a “Class B Ordinary Share”) and class C ordinary shares of par value US$0.00005 each (collectively the “Class C Ordinary Shares” and each a “Class C Ordinary Share”, and together with the Class A Ordinary Shares and the Class B Ordinary Shares, the “Ordinary Shares” and each an “Ordinary Share”) in NASDAQ, NYSE, a recognised stock exchange in China or HK Stock Exchange, that has been registered under the United States Securities Act of 1933 or any other applicable laws, as amended from time to time, including any successor statutes (the “Securities Act”), with an implied pre-offering valuation of the Company of at least US$2,000,000,000 (a “Qualified Public Offering”).

(d)                                 As-converted basis. As used through this Agreement, the phrase “as-converted basis” shall mean assuming the conversion, exercise and exchange of all Preferred Shares (including without limitation, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares and the Series D Preferred Shares), directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares.

1.2                               Board of Directors. The Memorandum and Articles of Association of the Company as amended and restated from time to time (the “Memorandum and Articles”) shall provide that the Board of the Company shall consist of no more than seven (7) members, which number of members shall not be changed except pursuant to an amendment to the Memorandum and Articles. Effective from November 16, 2015:

(a)                                 So long as CVP and its affiliates hold fifteen percent (15%) or more of the total number of the Ordinary Shares calculated on an as-converted basis, it shall have the right at a general meeting of the Company or pursuant to a resolution of the shareholders of the Company (“Shareholders”) in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings to appoint and remove one (1) director (the “CVP Director”).

(b)                                 So long as Verlinvest and its affiliates hold fifteen percent (15%) or more of the total number of the Ordinary Shares calculated on an as-converted basis, it shall have the right at a general meeting of the Company or pursuant to a resolution of Shareholders in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings to appoint and remove one (1) director (the “Verlinvest Director”).

(c)                                  So long as BVCF and its affiliates hold fifteen percent (15%) or more of the total number of the Ordinary Shares calculated on an as-converted basis, it shall have the right at a general meeting of the Company or pursuant to a resolution of Shareholders in writing (in one or more counterparts) signed by all Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings to appoint and remove one (1) director (the “BVCF Director”).

(d)                                 Holders of Class A Ordinary Shares shall be entitled to appoint and remove all the remaining directors of the Company, in any event no less than four (4) directors (the “Class A Directors”).

Each CVP Director, Verlinvest Director and BVCF Director shall have one (1) vote. The Class A Directors shall in total have four (4) votes, and if the holders of Class A Ordinary Shares appoint less than four (4) Class A Directors, each such appointed Class A Director shall have one (1) vote; provided, however, that in the case of the holders of Class A Ordinary Shares being the Class A Directors, the holders of Class A Ordinary Shares shall have a number of votes that is equal to (i) four (4) minus (ii) the number of the other Class A Directors (if any) that are actually appointed by the holders of the Class A Ordinary Shares.

1.3                               Election and Removal of Board Members. Each shareholder of the Company that is a party to this Agreement also agrees to vote all of his, her or its shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) each director appointed pursuant to Section 1.2 may be elected to the Board; (ii) no director elected pursuant to Section 1.2 may be removed from office unless the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 1.2 is no longer so entitled to designate or approve such director or occupy such Board seat; and (iii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 1.2 shall be filled pursuant to the provisions of Section 1.2. Each shareholder of the Company that is a party to this Agreement agrees to execute any written consents required to effectuate the obligations of this Section 1.3, and the Company agrees at the request of any shareholder entitled to designate directors pursuant to Section 1.2 to call a meeting or a class meeting of shareholders for the purpose of electing directors.

1.4                               Board Representation. Subject to the Companies Law (as revised) of the Cayman Islands, as amended from time to time and every statutory modification or re-enactment thereof for the time being in force (the “Statute”), (i) the Series A Investors shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “Series A Observer”), (ii) CVP shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “CVP Observer”) provided that CVP does not have the right to appoint the CVP Director pursuant to Section 1.2(a), (iii) Verlinvest shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “Verlinvest Observer”) provided that Verlinvest does not have the right to appoint the Verlinvest Director pursuant to Section 1.2(b), and (iv) BVCF shall be entitled, by notice in writing to the Company, to designate one (1) individual, as an observer (the “BVCF Observer”, together with the Series A Observer, CVP Observer and Verlinvest Observer, the “Observers”) provided that BVCF does not have the right to appoint the BVCF Director pursuant to Section 1.2(c), to attend all meetings of the Board and all committees thereof (whether in person, telephonic or otherwise) in a non-voting capacity and to receive, concurrently with the members of the Board and in the same manner, a copy of all materials provided to such members, including inter alia, board packs and materials, minutes of meetings, written resolutions, notices of meetings, management accounts and financial statements, and business plans, if any. The Board shall take such reasonable steps as may be required so as to enable the Observers to fulfill his/her role. The Observers shall not influence nor direct the activities of the Board and shall have no fiduciary or other statutory director duties in regard to the activities of the Board or as to the Company.

1.5                               HK Subsidiary and PRC Companies. All directors of the Group Companies (other than the Company) shall be appointed and removed pursuant to decision and action of the Board. The parties hereto shall cause the directors so appointed to vote in the manner determined by the Board and shall cause any director who fails to vote in such manner to be removed. The parties hereto shall take all steps as are necessary to cause the provisions with respect to the governance of the Company to apply mutatis mutandis to the governance of each of the other Group Companies to the extent permitted under its respectively applicable laws.

1.6                               Strategic and Advisory Committee. Verlinvest shall be entitled to appoint and remove one member of the Company’s Strategic and Advisory Committee as and when such Committee (which shall be an internal committee without authority to take any decisions binding on the Company) may be established.

1.7                               Costs and Expenses. The Company shall bear the reasonable cost associated with a director or an Observer attending the meetings of the Board or of any committee of the Board, including all travel, lodging and meal expenses.

1A           VOTING AND PROTECTIVE PROVISIONS

1A.1                      Holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders. Each Class A Ordinary Share shall be entitled to twenty (20) votes on all matters subject to vote at general meetings of the Company, whether on a show of hands or on a poll, and each Class B Ordinary Share, Class C Ordinary Share, Series A Preferred Share, Series B Preferred Share, Series C Preferred Share and Series D Preferred Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, whether on a show of hands or on a poll.

1A.2                      Notwithstanding other provisions of this Agreement, the Series D Subscription Agreement, the memorandum of association, and the articles of association (or equivalent) of any Group Company, none of the Group Companies shall (and the Founders and Sunny Bay shall procure that none of the Group Companies shall) take any of the following actions, directly or indirectly (whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise) (the “Reserved Matters”) without the prior written consent of CVP, which may be withheld in its sole discretion:

(a)                                 unless consented to by a majority of votes of the Series C Preferred Shares, any amendment of the memorandum and articles of association or other constitutional documents of any Group Company, any of which will result in (i) any change of the rights, preferences, number, privileges or powers of, or the restrictions provided for the benefit of, Series C Preferred Shares (including any change in the number of Ordinary Shares issuable upon the conversion of the Preferred Shares), or (ii) the rights or privileges of any series of Preferred Shares or Ordinary Shares becoming more favorable than the rights and privileges of any Series C Preferred Shares;

(b)                                 unless consented to by a majority of votes of the Series D Preferred Shares, any amendment of the memorandum and articles of association or other constitutional documents of any Group Company, any of which will result in (i) any change of the rights, preferences, number, privileges or powers of, or the restrictions provided for the benefit of, Series D Preferred Shares (including any change in the number of Ordinary Shares issuable upon the conversion of the Preferred Shares), or (ii) the rights or privileges of any series of Preferred Shares or Ordinary Shares becoming more favorable than the rights and privileges of any Series D Preferred Shares;

(c)                                  unless consented to by a majority of votes of the Series C Preferred Shares, (i) any action to issue, allot, purchase, buyback or redeem any shares or securities of any class or series or options of any Group Company (excluding any arrangement related to the ordinary shares that have been reserved as of the date of this Agreement for ESOP), (ii) any action to increase, decrease or cancel the issued share capital or registered capital of any of the Group Companies, and (iii) any action to reclassify any shares of any Group Company, any of which has the effect of diluting or reducing the effective shareholding of any of Series C Investors on a fully-diluted basis in the Company or its effective interest in any Group Company or having preferences superior to or on a parity with the Series C Preferred Shares;

(d)                                 unless consented to by a majority of votes of the Series D Preferred Shares, (i) any action to issue, allot, purchase, buyback or redeem any shares or securities of any class or series or options of any Group Company (excluding any arrangement related to the ordinary shares that have been reserved as of the date of this Agreement for ESOP), (ii) any action to increase, decrease or cancel the issued share capital or registered capital of any of the Group Companies, and (iii) any action to reclassify any shares of any Group Company, any of which has the effect of diluting or reducing the effective shareholding of any of the Series D Investors on a fully-diluted basis in the Company or its effective interest in any Group Company or having preferences superior to or on a parity with Series D Preferred Shares;

(e)                                  transfer of any equity interest in any of the Domcos to any other person other than shareholders of the Domcos as of the date of this Agreement;

(f)                                   consolidate with, merge with or into another person, or permit any person to merge with or into it, any of which (i) is in excess of US$70,000,000, or (ii) results in a dilution to any shareholders of the Company of 20% or more, in each case, as determined on a cumulative basis taking into account the current transaction and all prior transactions since the Closing (as defined under the Series C Subscription Agreement), unless consented by a simple majority of votes of Preferred Shares;

(g)                                  any Trade Sale (as defined in Section 2.2(j)) or any event of indirect transfer (as described in Section 4.8), or the sale, lease, transfer or other disposition of all or substantially all of the assets, property or undertaking of any nature, of any of Domcos;

(h)                                 declare, pay or make any dividends or other distributions on any securities of any Group Company;

(i)                                     adopt and issue any new ESOP, equity-linked bonus or profit sharing scheme or any employee share option or share participation scheme that will result in a dilution of the shareholding of any of Series C Investors on a fully-diluted basis in the Company;

(j)                                    cause or permit any Group Company to (1) commence any case, proceeding or other action (A) under any bankruptcy, insolvency or similar law seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or all or substantial part of its property, (2) make a general assignment for the benefit of its creditors, or (3) admit in writing its inability to pay its debts when they become due;

(k)                                 incur financial indebtedness by the Company or HK Subsidiary in excess of RMB200,000,000 in aggregate in any calendar year or in excess of RMB100,000,000 in any single transaction or a series of related transactions;

(l)                                     directly or indirectly, create, incur, assume or permit to exist any Lien (as defined in the Series C Subscription Agreement) with respect to, any of the assets, property or undertaking of any nature of any Group Company (including but not limited to the equity interest in any other person), whether now owned or hereafter acquired, with a value in excess of RMB160,000,000 in aggregate in any calendar year or in excess of RMB80,000,000 in any single transaction or a series of related transactions, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any such Lien (as defined in the Series C Subscription Agreement) with respect to any such assets, property or undertaking of any nature, income or profits under any law;

(m)                             enter into any transactions with (including any loan to) any of the Related Parties except any Related-Party transactions in the ordinary course of business consistent with past practices and on arm’s length basis; “Related Party” means (i) each of the Founders, (ii) each of the Group Companies, (iii) any Affiliates of any of the persons set out under the foregoing (i) or (ii), (iv) any shareholder, director or manager of any Group Company or any of their Affiliates, or (v) any immediate family member of any of the persons set out under the foregoing (i), (ii), (iii) or (iv);

(n)                                 change the VIE structure, amend or revise any terms of the Control Documents (as defined in the Series C Subscription Agreement), or change the status or shareholding structure of any Domco under the VIE structure; and

(o)                                 enter into any agreement or undertaking to do any of the items set out in subsections (a) to (n) above.

1A.3                      Subject to the Statute and Sections 1A.2 and 2.1A (for which Sections the following proxy shall not, for the avoidance of doubt, apply), but otherwise notwithstanding anything to the contrary herein, if the VIE structure is removed in order to allow a listing of the shares of any Group Company on a recognised stock exchange in China, and the provision of Section 1A.1 above is not then permitted in China to allow the holders of Class A Ordinary Shares to have twenty (20) votes per share, each Preferred Shareholder irrevocably grants to, and appoints, holders of the Class A Oridinary Shares (the “Class A Ordinary Holders”, as such holder’s exclusive proxy and attorney-in-fact, for and in the name, place and stead of such holder, to vote all of its Preferred Shares at any general meetings of the Company, or at any adjournment thereof, or in any other circumstances under which a vote, agreement, consent (including written consents or resolutions of Shareholders, unanimous or otherwise) or other approval is sought from such holder provided that such grant and appointment is conditional upon (i) the Class A Ordinary Holders notifying each Preferred Shareholder in advance of each exercise of these rights granted to the Class A Ordinary Holders, (ii) the actions of the Class A Ordinary Holders being lawful, (iii) the use of the proxy not giving rise to a claim being brought against a Preferred Shareholder as a result of or in connection with the exercise of these rights which would not have arisen but for the use of the proxy by the Class A Ordinary Holders, and (iv) the proxy not being used in a way that results in any Shareholder being disproportionately disadvantaged.

2.                                      REGISTRATION RIGHTS

2.1                               Applicability of Rights. The holders of Preferred Shares shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2. 1A                   Required Public Offering. Notwithstanding anything in this Agreement to the contrary and subject to the requirements of the Qualified Public Offering, the Company shall initiate the procedures for public offering of its Ordinary Shares if so required by (i) a majority of votes of the Ordinary Shares held by the Class A Ordinary Holders, or (ii) a majority of votes of the Preferred Shares held by the Investors. The Company shall not conduct any other public offering other than the Qualified Public Offering, unless consented to by a majority of votes of the Preferred Shares.

2.2                           Definitions. For purposes of this Section 2:

(a)                                 Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b)                                 Registrable Securities. The term “Registrable Securities” shall mean: (1) any Ordinary Shares of the Company issued or to be issued pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), and (3) any other Ordinary Shares of the Company owned or hereafter acquired by a holder of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c)                                  Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(d)                                 Holder. For purposes of this Section 2, the term “Holder” shall mean any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e)                                  Form F-3 and Form S-3. The terms “Form F-3” and “Form S-3” shall mean such respective form under the Securities Act as is in effect on the date hereof or any successor registration or comparable registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                   SEC. The term “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

(g)                                  Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Holders, Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h)                                 Selling Expenses. The term “Selling Expenses” shall mean all securities transfer taxes, underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(i)                                     Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

(j)                                    Trade Sale. The term “Trade Sale” shall mean either (i) merger or consolidation, scheme of arrangement or other similar transaction (including, without limitation, an acquisition by way of a share purchase), of the Company or any other Group Company with or into another entity in which the shareholders of the Company as of the date hereof, immediately after such transaction hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity, or (ii) the sale, transfer, license, lease or other disposition of all or substantially all of the assets of the Group Companies.

(k)                                 For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.3                               Demand Registration.

(a)                                 Request by Holders. If the Company shall, at any time after six (6) months following a Qualified Public Offering receive a written request from the Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of such Holders’ Registrable Securities, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3.

(b)                                 Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty-five percent (25%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 2.3.

(d)                                 Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

(e)                                  Other Securities Laws in Demand Registration. In the event of any registration pursuant to this Section 2.3, the Company shall register and qualify the securities covered by the registration statement under the securities laws of any other jurisdictions outside of the United States or in Hong Kong or elsewhere as shall be appropriate for the distribution of the securities; provided, however, that (i) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

2.4                               Piggyback Registrations.

(a)                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities, or a registration on any registration form that does not permit secondary sales), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Ordinary Shares held by the Holders (calculated on a fully-diluted and as-converted basis).

(b)                                 Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.12, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company), shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded unless otherwise approved by the Holders of the majority of the Registrable Securities in writing. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c)                                  Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5                               Form F-3 or Form S-3 Registration. In case the Company shall receive from any Holder or Holders of ten percent (10%) or more of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a)                                 Notice. Promptly give written notice of the proposed registration and th Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)                                 Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(i)                                     if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(iii)                               if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(iv)                              if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(b) and 2.4(b); or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  Not Demand Registration. Form F-3 or Form S-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5; provided that the Company shall not be required to file more than two (2) Form F-3 or Form S-3 registration statements in any twelve (12) month period.

(d)                                 Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.3(b) shall apply to such registration.

2.6                               Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or the portion of other amounts payable to underwriter(s) or brokers in excess of such US$25,000, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities to be registered agree that such registration constitutes the use by such Holders of one (1) demand registration pursuant to Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities covered by the withdrawn registration request of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7                               Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a)                                 Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, for a period of up to sixty (60) days; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 or Form S-3 which are intended to be offered on a continuous or delayed basis, such sixty (60) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)                                 Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)                                  Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f)                                   Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.

2.8                               Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.9                               Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(a)                                 By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii)                               any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, or any partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c)                                  Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)                                 Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)                                  Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10                        Termination of the Company’s Obligations. The Company’s obligations under Sections 2.3, 2.4 and 2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall terminate on the earlier of (i) the fifth (5th) anniversary of a Qualified Public Offering of the Company, (ii) a Trade Sale, or (iii) the date on which the Holders hold less than one percent (1%) of the total outstanding share capital of the Company on a fully diluted basis.

2.11                        No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.12                        Market Stand-Off. Each holder of Ordinary Shares and Preferred Shares agrees that, so long as it holds any voting securities of the Company, upon request by the Company or by the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters but not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters and necessary to comply with applicable regulatory requirements following the Qualified Public Offering and to complete a successful Qualified Public Offering. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to a Qualified Public Offering a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

2.13                        Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3 or Form S-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a)                                 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3 or Form S-3.

3.                                      RIGHT OF PARTICIPATION

3.1                               General. Subject to Section 3.6 below, the Investors and their permitted transferees to which rights under this Section 3 have been duly assigned in accordance with this Agreement (each a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”), provided that each Participation Right Holder may specifically waive his, her or its rights under this Section 3 in writing and provided that no fractional shares of the Company shall be issued and the number of shares of the Company to be so issued (after aggregating all fractional shares) shall be rounded to the nearest whole share (with one-half being rounded upward).

3.2                               Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation.

3.3                               New Securities. “New Securities” shall mean any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and any other shares of the Company designated as “Preferred Shares”, Ordinary Shares or other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term “New Securities” shall not include:

(a)                                 Class C Ordinary Shares (and/or options or warrants to subscribe for Class C Ordinary Shares) issued to employees, officers, directors, contractors, advisors or consultants of any one of the Group Companies pursuant to the Group Companies’ employee share option plans, schemes or programs or otherwise for the primary purpose of soliciting or retaining their employment or services approved by the Board;

(b)                                 any Ordinary Shares issued for the conversion of the Preferred Shares;

(c)                                  any securities issued in connection with any share split, combination, recapitalization, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(d)                                 any securities issued as a dividend or distribution on Ordinary Shares or Preferred Shares as approved pursuant to this Agreement and the Memorandum and Articles;

(e)                                  any securities issued upon the exercise, conversion or exchange of any outstanding options, warrants, notes or other rights to acquire securities of the Company as of the date hereof; or

(f)                                   any securities issued pursuant to a Qualified Public Offering.

3.4                               Procedures.

(a)                                 First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have thirty (30) days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such thirty (30) day period to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not agree to purchase.

(b)                                 Second Participation Notice; Oversubscription. If any Participating Rights Holder fails to exercise its Right of Participation with respect to all of the New Securities which such Participating Rights Holder is entitled to purchase, or declines to exercise its Right of Participation, in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who fully exercised their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have ten (10) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, the total number of additional New Securities that could be purchased by each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

3.5                               Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within thirty (30) days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6                               Termination. The Right of Participation for each Participation Rights Holder shall terminate upon a Qualified Public Offering.

4.                                      TRANSFER RESTRICTIONS

4.1                               Certain Definitions. For purposes of this Section 4, “Preferred Holder” means a holder of Preferred Shares; “Restricted Shares” means any of the Company’s shares or other securities now owned or subsequently acquired by the Founders or the Class A Ordinary Holders; “transfer” of any Restricted Shares means sale, assignment, transfer, pledge, hypothecation, mortgage, encumbrance or otherwise disposal of, directly or indirectly, through one or a series of transactions, such Restricted Shares.

4.2                               Sale of Ordinary Shares; Notice of Sale. Subject to Section 4.6 of this Agreement, if any Class A Ordinary Holder or its Affiliates (the “Selling Shareholder”) proposes to directly or indirectly transfer any Ordinary Shares held by it, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to the Company, and immediately upon the expiration of the Company First Refusal Period (as defined below), to each Preferred Holder prior to such transfer, provided that the Company may by Ordinary Resolution specifically waive its rights under this Section 4 in writing, and provided that each Preferred Holder may specifically waive his, her or its rights under this Section 4 in writing. The Transfer Notice shall describe in reasonable detail the proposed transfer including, without limitation, the number of Ordinary Shares to be sold or transferred (the “Offered Shares”), the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee.

4.3                               Right of First Refusal.

(a)                                 The Company’s Option. Subject to the Statute, the Company shall have the right, exercisable upon written notice to the Selling Shareholder and each Preferred Holder, within thirty (30) days after receipt of the Transfer Notice (the “Company First Refusal Period”), to elect to purchase for cancellation all or any part of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice, provided that the Company may by Ordinary Resolution specifically waive its rights under this Section 4.3 in writing, and provided that each Preferred Holder may specifically waive his, her or its rights under this Section 4.3 in writing; provided further that the Company’s right to exercise its rights under this Section 4.3(a) to purchase all or any part of the Offered Shares from any Selling Shareholder shall be subject to the prior written consent of a majority of the Series C Preferred Shares.

(b)                                 Preferred Holders’ Option. If and to the extent that any Offered Shares have not been purchased by the Company pursuant to Section 4.3(a), each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Holder, within thirty (30) days following the expiration of the Company First Refusal Period (the “Preferred First Refusal Period”), to elect to purchase all or any part of its pro rata share of the remaining Offered Shares (that have not been purchased by the Company) equivalent to the product obtained by multiplying the aggregate number of the remaining Offered Shares by a fraction, the numerator of which is the number of Ordinary Shares (calculated on an as-converted basis) held by such Preferred Holder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted basis) owned by all the Preferred Holders at the time of the transaction, at the same price and subject to the same material terms and conditions as described in the Transfer Notice, provided that each Preferred Holder may specifically waive his, her or its rights under this Section 4.3 in writing, and provided that no fractional shares of the Company shall be issued and the number of shares of the Company to be so issued (after aggregating all fractional shares) shall be rounded to the nearest whole share (with one-half being rounded upward). To the extent that any Preferred Holder does not exercise its right of first refusal to the full extent of its pro rata share of the Offered Shares or waive his, her or its right in writing, the Selling Shareholder and the participating Preferred Holders shall, within ten (10) days after the end of the Preferred First Refusal Period, make such adjustments to each exercising Preferred Holder’s pro rata share of the Offered Shares so that any remaining Offered Shares (that have not been purchased by any Preferred Holder) may be allocated to those Preferred Holders exercising their rights of first refusal on a pro rata basis.

(c)                                  Exercise Period. The Company or any Preferred Holder shall not have a right to purchase any of the Offered Shares unless it exercises its right of first refusal within the Company First Refusal Period or the Preferred First Refusal Period, as the case may be, to purchase up to all, or all of its pro rata share, of the Offered Shares.

(d)                                 Expiration Notice. Within ten (10) days after expiration of the Preferred First Refusal Period the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder specifying either (i) that all of the Offered Shares was subscribed by the Preferred Holders exercising their rights of first refusal or (ii) that the Preferred Holders have not subscribed all of the Offered Shares in which case the First Refusal Expiration Notice will specify the Co-Sale Pro-Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale rights described in Section 4.4 below.

(e)                                  Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or the Preferred Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this subsection 4.3(e). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith prior to the date of the First Refusal Expiration Notice, which determination will be binding upon the Company, the Preferred Holders, and the Selling Shareholder, absent fraud or error.

(f)                                   Payment. Payment of the purchase price for the Offered Shares purchased by the Company or the Preferred Holders shall be made within ten (10) days following the date of the First Refusal Expiration Notice. Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder.

(g)                                  Rights of a Selling Shareholder. If the Company or any Preferred Holder exercises its right of first refusal to purchase any Offered Shares, then, upon the date the notice of such exercise is given by the Company or such Preferred Holder, as the case may be, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from the Company or such Preferred Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to the Company or such Preferred Holder, as the case may be.

(h)                                 Application of Co-Sale Rights. If the Company or the Preferred Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the co-sale rights set forth in Section 4.4 below.

4.4                               Co-Sale Right. To the extent that the Company and Preferred Holders have not exercised their right of first refusal with respect to any or all the Offered Shares, then each Preferred Holder which has not exercised its right of first refusal with respect to the Offered Shares or waived his, her or its right in writing shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Preferred Holder (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the sale of the shares held by such Preferred Holder on the same terms and conditions as set forth in the Transfer Notice, provided that each Preferred Holder may specifically waive his, her or its rights under this Section 4.4 in writing. The Co-Sale Notice shall set forth the number of the shares (“Co-Sale Shares”) (on both an absolute and as-converted to Ordinary Shares basis) that such participating Preferred Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Preferred Holder. To the extent one or more of the Preferred Holders exercise such right of co-sale in accordance with the terms and conditions set forth below, the number of the Co-Sale Shares that the Selling Shareholder may sell in the transaction shall be correspondingly reduced. The co-sale right of each Preferred Holder shall be subject to the following terms and conditions:

(a)                                 Co-Sale Pro Rata Portion. Each Preferred Holder which has not exercised its right of first refusal with respect to the Offered Shares may sell all or any part of that number of Ordinary Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the remaining Offered Shares subject to the co-sale right hereunder by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Preferred Holder at the time of the sale or transfer and the denominator of which is the total combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Preferred Holders which has not exercised their right of first refusal with respect to the Offered Shares and the Selling Shareholder (“Co-Sale Pro Rata Portion”). To the extent that any Preferred Holder does not participate in the sale to the full extent of its Co-Sale Pro Rata Portion, the Selling Shareholder and the participating Preferred Holders shall, within five (5) days after the end of such Co-Sale Right Period, make such adjustments to the Co-Sale Pro Rata Portion of each participating Preferred Holder so that any remaining Co-Sale Shares may be allocated to other participating Preferred Holders on a pro rata basis.

(b)                                 Transferred Shares. Each participating Preferred Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)                                     the number of Ordinary Shares which such Preferred Holder elects to sell;

(ii)                                  that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Preferred Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Preferred Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in subsection 4.4(b)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(iii)                               a combination of the above.

(c)                                  Payment to Preferred Holders. The share certificate or certificates that the participating Preferred Holder delivers to the Selling Shareholder pursuant to section 4.4(b) shall be transferred to the prospective purchaser in consummation of the sale of the Co-Sale Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Preferred Holder that portion of the sale proceeds to which such Preferred Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Preferred Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Co-Sale Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Preferred Holder.

(d)                                 Right to Transfer. To the extent the Preferred Shareholders do not elect to purchase the Offered Shares subject to the Transfer Notice, or to participate in the sale of the Co-Sale Shares, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Preferred Holders of the Transfer Notice, conclude a transfer of the Offered Shares covered by the Transfer Notice and not elected to be purchased by the Preferred Holders, which in each case shall be on substantially the same terms and conditions as those described in the Transfer Notice. Any proposed transfer on terms and conditions which are materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer of any Offered Shares by the Selling Shareholder, shall again be subject to the right of first refusal of the First Refusal Right Holders and the co-sale right of the Preferred Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 and Section 4.4 of this Agreement.

4.5                               Exempt Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co-sale rights of the Company and/or the Preferred Holders shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any Class A Ordinary Holder by such Class A Ordinary Holder for bona fide estate planning purposes; or (c) any transfer of Ordinary Shares by any Class A Ordinary Holder to any subsidiary whose voting equity securities are 100% owned by such Class A Ordinary Holder, a parent company owning, directly or indirectly, 100% of the voting equity securities or equity interest in such Class A Ordinary Holder, or a subsidiary (directly or indirectly) whose voting equity securities are 100% owned by such parent company (each transferee pursuant to the foregoing clauses (a) to (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Investors to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.6                               Prohibited Transfers.

(a)                                 Except for transfers by the Class A Ordinary Holders to Permitted Transferees as provided in Section 4.5 above, none of the Founders, the Class A Ordinary Holders or the Permitted Transferees shall, without the prior written consent of holders of a majority of the Ordinary Shares held by the Investors and their permitted transferees (on an as-converted basis), directly or indirectly, transfer any of the Company’s securities now held by him/her/it to any person in violation of this Section 4.

(b)                                 Any attempt by a party to transfer Ordinary Shares in violation of this Section 4 shall be void and the Company hereby agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of holders of a majority of the Ordinary Shares held by the Investors and their permitted transferees (on an as-converted basis).

(c)                                  Subject to the Statute, and subject to Sections 2 and 4.5 above and Section 5 below, but otherwise notwithstanding anything to the contrary herein, none of the Preferred Holders shall, without the prior written consent of Class A Ordinary Holders holding a majority of the Class A Ordinary Shares, transfer any of the Company’s securities now held by it to any person other than its subsidiaries or to any other person controlling, or under common control with, that Shareholder within three (3) years after November 16, 2015.

4.7                               Legend.

(a)                                 Each certificate representing the Restricted Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(b)                                 Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in subsection 4.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.8                               Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of holders of at least a majority of the Preferred Shares:

(a)                                 Each of the Founders and Class A Ordinary Holders shall not, and shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by them in the Domcos, as the case may be, to any person. Any transfer in violation of this subsection 4.8(a) shall be void and the Founders and the Class A Ordinary Holders shall procure that each of the Domcos will not effect such transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of the holders of at least a majority of the Preferred Shares.

(b)                                 Each of the Founders and the Class A Ordinary Holders shall procure that the Domcos shall not issue to any person any equity securities of the Domcos, as the case may be, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Domcos, as the case may be, without the prior written approval of the majority in interest of the Preferred Holders.

(c)                                  Each of the Founders and the Class A Ordinary Holders shall also procure that restrictions set forth in this Section 4 shall not be avoided by the direct or indirect transfer of any shares (or other interest) in such Class A Ordinary Holder or of any other entity having control over such Class A Ordinary Holder.

4.9                               Term. The provisions under this Section 4 shall terminate upon the occurrence of the closing of a Qualified Public Offering.

4.10                        Transfer Restrictions on Class A Ordinary Holders. Notwithstanding anything in this Agreement to the contrary, without the prior written consent of each of the Founders, any Class A Ordinary Holder shall not transfer any of the Company’s securities now held by it to any person.

5.                                      REDEMPTION AND CANCELLATION

5.1                               Certain Definitions. For the purpose of this Section 5 and Section 6, the following definitions shall apply: (1) “Series A Issue Price” means US$0.50 per Series A Preferred Share, (2) “Series B Issue Price” means US$0.83135 per Series B Preferred Share, (3) “Series C Issue Price” means US$2.30135 per Series C Preferred Share, and (4) “Series D Issue Price” means US$6.7665 per Series D Preferred Share. The Company shall, as provided below, redeem the Preferred Shares.

5.2                               Redemption. In the event of any material breach of any of the representations, warranties or covenants made by the Covenantors under any Series A Basic Document, Series B Basic Document, Series C Basic Document, Series D Basic Document or ZJ Basic Document and subject to the Statute, at the option of any holder of Preferred Shares, the Company shall redeem all or any of the Preferred Shares held by such holder out of funds legally available therefor, at a redemption price (the “Redemption Price”) equal to one times the Series A Issue Price for each Series A Preferred Share or one times the Series B Issue Price for each Series B Preferred Share or one times the Series C Issue Price for each Series C Preferred Share or one times the Series D Issue Price for each Series D Preferred Share, as adjusted for share dividends, splits, combinations, recapitalizations or similar events, plus all declared but unpaid dividends (if any). “Series A Basic Documents” has the meaning defined under the series A preferred shares subscription agreement among the Company, the Series A Investors and certain other parties thereto dated September 5, 2013 (the “Series A Subscription Agreement”), “Series B Basic Documents” has the meaning defined under the series B preferred shares subscription agreement among the Company, the Series B Investors and certain other parties thereto dated December 23, 2013 (the “Series B Subscription Agreement”), “Series C Basic Documents” has the meaning defined under the series C preferred shares subscription agreement among the Company, the Series C Investors and certain other parties thereto dated December 29, 2014 (the “Series C Subscription Agreement”), “Series D Basic Documents” has the meaning defined under the Series D Subscription Agreement, “ZJ Basic Documents” has the meaning defined under the series D preferred share subscription agreements among the Company, the Series D Investors (other than Jia Zhu) and crtain other parties thereto dated November 16, 2015 (“ZJ Subscription Agreement”). Subject to the Statute, in the event of any redemption, the holders of the Series D Preferred Shares shall be entitled to receive, prior to any payment to the holders of Series C Preferred Shares, Series B Preferred Shares and Series A Preferred Shares, an amount per Series D Preferred Share equal to the Series D Issue Price (the “Series D Redemption Amount”). After the full Series D Redemption Amount on all issued and outstanding Series D Preferred Shares has been paid to those holders who have elected for redemption, the holders of the Series C Preferred Shares shall be entitled to receive, prior to any payment to the holders of Series B Preferred Shares and Series A Preferred Shares, an amount per Series C Preferred Share equal to the Series C Issue Price (the “Series C Redemption Amount”). After the full Series D Redemption Amount on all issued and outstanding Series D Preferred Shares and the full Series C Redemption Amount on all issued and outstanding Series C Preferred Shares has been paid to those holders who have elected for redemption, the holders of the Series B Preferred Shares shall be entitled to receive, prior to any payment to the holders of Series A Preferred Shares, an amount per Series B Preferred Share equal to the Series B Issue Price (the “Series B Redemption Amount”). After the full Series D Redemption Amount on all issued and outstanding Series D Preferred Shares, the full Series C Redemption Amount on all issued and outstanding Series C Preferred Shares and the full Series B Redemption Amount on all issued and outstanding Series B Preferred Shares has been paid to those holders who have elected for redemption, the holders of the Series A Preferred Shares shall be entitled to receive an amount per Series A Preferred Share equal to the Series A Issue Price.

5.3                               Redemption Notice. A notice of redemption (the “Redemption Notice”) by such holder of Preferred Shares shall be given in writing to the Company stating the date on which the Preferred Shares are to be redeemed (the “Redemption Date”), provided, however, that the Redemption Date shall be no earlier than the expiration of thirty (30) days from the date of giving such notice of redemption. Upon receipt of any such request, the Company shall promptly give written notice of the redemption request to each non-requesting holder of record of Preferred Shares stating the existence of such request, the Redemption Price, the Redemption Date and the mechanics of redemption. Each such other holder of Preferred Shares shall have the right to participate in the redemption and require the Company to redeem all or part the Preferred Shares held by it at the same Redemption Price and on the same Redemption Date, together with the Preferred Shares of the initiating holder to be redeemed, by a written notice to the Company within fifteen (15) days following the date of the Redemption Notice indicating its election to participate in the redemption and the number of its Preferred Shares to be redeemed. In the event that any holder of Preferred Shares shall not have participated in the redemption in accordance with the preceding sentence, such holder of Preferred Share shall nevertheless have the right to require the Company to redeem all or part of the Preferred Shares held by it by initiating redemption pursuant to this Section 5.

5.4                               Availability. If on the Redemption Date, the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of all Preferred Shares to be redeemed, then (i) the number of Preferred Shares then redeemed shall be based ratably on the aggregate Redemption Price of all Preferred Shares to be redeemed, and (ii) the remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so.

5.5                               Procedure. Any holder of Preferred Shares entitled for redemption under the provisions of this Section 5 shall surrender his, her or its certificate or certificates representing such Preferred Shares to be redeemed to the Company in the manner and at the place designated by the Company for that purpose, and thereupon the Redemption Price shall be payable to the order of the person whose name appears on such certificate or certificates as the owner of such shares and each such certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed shares. Unless there has been a default in payment of the applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Redemption Date shall cease to accrue and all rights of the holders thereof, except the right to receive the Redemption Price thereof (including all accrued and unpaid dividend up to the Redemption Date), shall cease and terminate and such Preferred Shares shall be cancelled and cease to be issued shares of the Company.

5.6                               Restrictions. If the Company fails (for whatever reason) to redeem any Preferred Shares on its due date for redemption then, as from such date until the date on which the same are redeemed the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

5.7                               Subsidiary Funds. To the extent permitted by law, the Company shall in good faith use all reasonable efforts as expeditiously as possible to increase the amount of legally available redemption funds including without limitation, procuring that the profits and other funds of each Subsidiary of the Company for the time being available for distribution to be paid to it by way of dividend if and to the extent that the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Section 5.

6.                                      LIQUIDATION, DISSOLUTION OR WINDING UP

6.1                               Preference Amount. Subject to the Statute, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series Preferred D Shares shall be entitled to receive, prior to any distribution to the holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Ordinary Shares or any other class or series of shares, an amount per Series D Preferred Share equal to the Series D Issue Price, in each case the Series D Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series D Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares has been paid, the holders of the Series C Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series A Preferred Shares, Series B Preferred Shares or Ordinary Shares or any other class or series of shares, an amount per Series C Preferred Share equal to the Series C Issue Price, in each case the Series C Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series C Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares has been paid and the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares has been paid, the holders of the Series B Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Series A Preferred Shares or Ordinary Shares or any other class or series of shares, an amount per Series B Preferred Share equal to the Series B Issue Price, in each case the Series B Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series B Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares has been paid, the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares has been paid and the full liquidation Series B Preference Amount on all issued and outstanding Series B Preferred Shares has been paid, the holders of the Series A Preferred Shares shall be entitled to receive, prior to any distribution to the holders of Ordinary Shares or any other class or series of shares, an amount per Series A Preferred Share equal to the Series A Issue Price, in each case the Series A Issue Price as adjusted for share dividends, splits, combinations, recapitalizations or similar events, and plus all accrued or declared but unpaid dividends thereon (collectively, the “Series A Preference Amount”). After the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares, the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares, the full liquidation Series B Preference Amount on all issued and outstanding Series B Preferred Shares and the full liquidation Series A Preference Amount on all issued and outstanding Series A Preferred Shares have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed pro rata among the holders of the Preferred Shares (on an as-converted basis) together with the holders of the Ordinary Shares. If the Company has insufficient assets to permit payment of the Series D Preference Amount in full to all holders of Series D Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series D Preferred Shares in proportion to the Series D Preference Amount each such holder of Series D Preferred Shares would otherwise be entitled to receive. If after the full liquidation Series D Preference Amount on all issued and outstanding Series D Preferred Shares has been paid, the Company has insufficient assets to permit payment of the Series C Preference Amount in full to all holders of Series C Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series C Preferred Shares in proportion to the Series C Preference Amount each such holder of Series C Preferred Shares would otherwise be entitled to receive. If after the full liquidation Series D Preference Amount on all issued and outstanding Series D Shares has been paid and after the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares has been paid, the Company has insufficient assets to permit payment of the Series B Preference Amount in full to all holders of Series B Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series B Preferred Shares in proportion to the Series B Preference Amount each such holder of Series B Preferred Shares would otherwise be entitled to receive. If after the full liquidation Series D Preference Amount on all issued and outstanding Series D Shares has been paid and after the full liquidation Series C Preference Amount on all issued and outstanding Series C Preferred Shares has been paid and after the full liquidation Series B Preference Amount on all issued and outstanding Series B Preferred Shares has been paid, the Company has insufficient assets to permit payment of the Series A Preference Amount in full to all holders of Series A Preferred Shares, then the assets of the Company shall be distributed ratably to the holders of the Series A Preferred Shares in proportion to the Series A Preference Amount each such holder of Series A Preferred Shares would otherwise be entitled to receive.

6.2                               Compulsory Payment. Subject to the Statute, in the event of a Trade Sale (as defined in Section 2.2 hereof), the Company shall, to the extent legally entitled to do so, pay the amount received on such sale, disposition, license, acquisition or consolidation in either the same form of consideration received by the Company or in cash, as the Company may determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment”). The Compulsory Payment will be distributed to the Shareholders of the Company as follows:

(a)                                 to the holders of the Series D Preferred Shares, an amount equal to the Series D Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series D Compulsory Payment Preference”). If the value of the Compulsory Payment is less than the Series D Compulsory Payment Preference, then the Compulsory Payment shall be distributed pro rata among the holders of all issued and outstanding Series D Preferred Shares;

(b)                                 the remainder (after payment in accordance with subsection 6.2(a) above), if any, to the holders of the Series C Preferred Shares, an amount equal to the Series C Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series C Compulsory Payment Preference”). If the remainder is less than the Series C Compulsory Payment Preference, then the remainder shall be distributed pro rata among the holders of all issued and outstanding Series C Preferred Shares;

(c)                                  the remainder (after payment in accordance with subsection 6.2(a) and subsection 6.2(b) above), if any, to the holders of the Series B Preferred Shares, an amount equal to the Series B Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series B Compulsory Payment Preference”). If the remainder is less than the Series B Compulsory Payment Preference, then the remainder shall be distributed pro rata among the holders of all issued and outstanding Series B Preferred Shares;

(d)                                 the remainder (after payment in accordance with subsection 6.2(a), subsection 6.2(b) and subsection 6.2(c) above), if any, to the holders of the Series A Preferred Shares, an amount equal to the Series A Preference Amount that would be payable to such holders pursuant to Section 6.1 (the “Series A Compulsory Payment Preference”). If the remainder is less than the Series A Compulsory Payment Preference, then the remainder shall be distributed pro rata among the holders of all issued and outstanding Series A Preferred Shares; and

(e)                                  the remainder (after payment in accordance with subsection 6.2(a), subsection 6.2(b), subsection 6.2(c) and subsection 6.2(d) above), if any, to the holders of Series D Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-converted basis.

6.3                               Repurchase of Ordinary Shares. Notwithstanding any other provision of this Section 6, subject to the Statute, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers, directors, contractors, advisors or consultants of any one of the Group Companies upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

6.4                               Distribution of Assets or Securities. Subject to the Statute, in the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board). Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)                                 If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(b)                                 If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(c)                                  If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board).

6.5                               Valuation of Securities. The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in Section 6.4 to reflect the fair market value thereof as determined in good faith by the liquidator (or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board). Subject to the Statute, the holders of at least a majority of the issued and outstanding Preferred Shares shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 6, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

7.                                      ASSIGNMENT AND AMENDMENT

7.1                               Assignment. Notwithstanding anything herein to the contrary:

(a)                                 Information Rights; Registration Rights. The Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities; provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given a written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 7.

(b)                                 Rights of Participation; Right of First Refusal; Co-Sale Rights; Redemption Right and Liquidation Preference. The rights of each Investor under Sections 3, 4, 5 and 6 are fully assignable in connection with a transfer of shares of the Company by such Investor; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given a written notice by such Investor stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

(c)                                  Most Favored Nations. The Company shall grant the Investors or any holder of Preferred Shares any rights that are granted by the Company to other investors in any future financing by or through whatever means including without limitation equity or debt financing or sale and that are superior, in good faith judgment of the Board of the Company, to the rights granted to the Investors under Sections 1.1, 2, 3, 4, 5 and 6 herein.

7.2                               Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; and (ii) holders of a majority of the Series A Preferred Shares; and (iii) holders of a majority of the Series B Preferred Shares; and (iv) holders of a majority of the Series C Preferred Shares; and (v) holders of a majority of the Series D Preferred Shares; and (vi) holders of a majority of the Ordinary Shares issued and outstanding; provided, however, that any holder of Preferred Shares may waive any of its rights (but not obligations) hereunder without obtaining the consent of any other holders of Preferred Shares or their assigns. Any amendment or waiver effected in accordance with this Section 7.2 shall be binding upon the Company, each holder of the Preferred Shares and their respective assignees and Permitted Transferees, and each holder of the Ordinary Shares and their respective assignees and Permitted Transferees.

8.                                      FOUNDERS’ UNDERTAKINGS

Each of the Founders, jointly and severally, warrants, undertakes and covenants to each Investor as set forth below. Each of the Founders acknowledges that each Investor entered or is entering into the Series A Basic Documents, the Series B Basic Documents, the Series C Basic Documents, the Series D Basic Documents, and the ZJ Basic Documents in reliance on each of the warrants, undertakings and covenants given herein and that each of the warrants, undertakings and covenants has been given with the intention of inducing such Investor to enter into the Series A Basic Documents, the Series B Basic Documents, the Series C Basic Documents, the Series D Basic Documents, and the ZJ Basic Documents.

8.1                               Commitment of Founders. Each of the Founders covenants and agrees that until the date of the Qualified Public Offering, the Company will, and the Founders shall procure the Company to, perform and observe, the following covenants and provisions, and will cause each Group Company to perform and observe the following covenants and provisions that are applicable to such member:

(a)                                 to take all steps promptly to obtain and maintain all necessary patent, trademark, copyright and software registrations, in the Company’s reasonable commercial judgment with advice of counsel, in all relevant jurisdictions, for the protection of the intellectual property rights of the Group;

(b)                                 to: (i) keep proper books of record and account, in which full and correct entries shall be made of all transactions, the assets and properties and businesses of the Group in accordance with IFRS or U.S. GAAP, and (ii) establish, maintain and administer an effective system of financial and accounting controls satisfactory to the Investors; and

(c)                                  to institute and keep in place such arrangements as are reasonably satisfactory to the Investors such that the Company (i) will at all times control the operations of the PRC Subsidiary and the Domcos, and (ii) will at all times be permitted to properly consolidate the financial results for the PRC Subsidiary and the Domcos in the consolidated financial statements for the Company prepared under IFRS or U.S. GAAP.

8.2                               Non-Competition. Each of the Founders covenants and agrees that, for so long as such Founder (i) legally and/or beneficially owns directly or indirectly five percent (5%) or more of the equity capital in any Group Company, or (ii) is a director, officer or employee of any Group Company, such Founder shall not, and shall procure any of his/her Associates (as defined in the Series C Subscription Agreement) not to, unless otherwise agreed by the Investors, (a) serve in a Competitive Position (as defined below), or (b) directly or indirectly on his/her own account or on behalf of any other person engage in activities contrary or harmful to the interests of any Group Company, including but not limited to:

(a)                                 employ or recruit or entice away any present, former or future employee of or from any Group Company to serve in a Competitive Position;

(b)                                 own any equity interest (other than as the holder of not more than five percent (5%) of total outstanding shares of a publicly-held and traded company) in, manage, operate, join, control, lend money or render financial assistance to, provide services to, or otherwise be connected with, as a director, officer, employee, partner, shareholder, consultant or otherwise, any other person that engages in the business that is the same as, similar to or in competition with the Principal Business (as defined in the Series C Subscription Agreement) of the Group anywhere in the PRC, Hong Kong, the Macau Special Administrative Region of the PRC or Taiwan;

(c)                                  disclose or misuse any confidential information; or

(d)                                 participate in a hostile takeover attempt of any Group Company.

For the purpose of this Agreement, “Competitive Position” shall mean serving in a senior management capacity, as an employee, consultant, advisor or otherwise, for any person that engages in the business that is the same as, similar to or in competition with the Principal Business of any Group Company in the PRC, Hong Kong, the Macau Special Administrative Region of the PRC or Taiwan.

In the event any of the Founders or any of his/her Associates violates any prohibition contained in the foregoing sentence, the Company and/or the Investors shall be entitled to an injunction prohibiting such Founder from engaging in (or, as the case may be, requiring such Founder to procure that his/her Associates do not engage in) such activities, as such Founder agrees that the Group would be irreparably harmed by any such actual or threatened conduct. In addition, the Company and/or the Investors may apply for such other relief as may be available for breach of this provision at law or in equity.

9.                                      CONFIDENTIALITY AND NON-DISCLOSURE

9.1                               Disclosure of Terms. The terms and conditions of this Agreement, the Series A Subscription Agreement, the Series B Subscription Agreement, the Series C Subscription Agreement, the Series D Subscription Agreement, and all exhibits and schedules attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

9.2                               Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Investors. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the Investors’ prior written consent.

9.3                               Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate non-disclosure obligations. Without limiting the generality of the foregoing, the Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to its fund manager, other funds managed by its fund manager and its respective auditors, counsel, directors, officers, employees, shareholders or investors.

9.4                               Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of the Series A Basic Documents, the Series B Basic Documents, the Series C Basic Documents, the Series D Basic Documents and the ZJ Basic Documents, any of the exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 9, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any of the Non-Disclosing Parties.

9.5                               Other Information. The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

9.6                               Notices. All notices required under this Section 9 shall be made pursuant to Section 10.1 of this Agreement.

10.                               GENERAL PROVISIONS

10.1                        Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 10.1 by giving the other party written notice of the new address in the manner set forth above.

10.2                        Entire Agreement. This Agreement, together with the exhibits hereto, supersedes the Original Agreement in its entirety but without prejudice to any rights or obligations which accrued prior to the date of this Agreement.

10.3                        Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong without regard to the principles of conflict of law of any jurisdiction.

10.4                        Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

10.5                        Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

10.6                        Successors and Assigns. Subject to the provisions of Section 7.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

10.7                        Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

10.8                        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

10.9                        Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination, share dividend of the Preferred Shares or Ordinary Shares or similar event, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the issued and outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

10.10                 Aggregation of Shares. All Preferred Shares or Ordinary Shares held or acquired by Affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

10.11                 Shareholders Agreement to Prevail. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Memorandum and Articles, the terms of this Agreement shall prevail among the shareholders of the Company but not the Company. The parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Memorandum and Articles so as to eliminate such inconsistency to the fullest extent permissible by law.

10.12                 Specific Performance. The parties hereto declare that it is impossible to measure in money the damages that would be suffered by a party by reason of the failure by any other party to perform any of the obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other party has an adequate remedy at law.

10.13                 Dispute Resolution.

(a)                                 Negotiation Between Parties; Mediations. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, Section 10.13(b) shall apply.

(b)                                 Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

SIGNED for and on behalf of	)
111, Inc.	)
in the presence of	)	/s/ Gang Yu
	)	Name: Gang Yu
	)	Director
/s/ Jin Liqun	)
Name: Jin Liqun	)
Witness	)

FOUNDERS:

/s/ Gang Yu
Gang Yu

/s/ Junling Liu
Junling Liu

SUNNY BAY GLOBAL LIMITED

By:	/s/ Junling Liu
Name: Junling Liu
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

IVY CAPITAL 2011 HOLDCO LTD.

/s/ Fu Lei
Name: Fu Lei
Title: Director

GOLD STAND GOAL LIMITED

/s/ Cheung Lui
Name: Cheung Lui
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLEARVUE YW HOLDINGS, LTD.

/s/ Harry Chi Hui
Name: Harry Chi Hui
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

VERLINVEST ASIA (HK) LIMITED.

/s/ Rafaël Hulpiau
Name: Rafaël Hulpiau
Title: Joint Proxy-holder

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FIRST PHARMACIA INTERNATIONAL

/s/ Yang Zhi
Name: Yang Zhi
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

RICH CHANCE GLOBAL LIMITED

/s/ Wu Wenjun

/s/ Yang Li
Name: Wu Wenjun and Yang Li
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ZALL CAPITAL LIMITED

/s/ Yan Zhi
Name: Yan Zhi
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

6 DIMENSIONS CAPITAL, L.P.

/s/ Christina Chung
By: 6 Dimensions Capital GP, LLC
Its: General Partner
Authorized Signatory: Christina Chung
Title: Chief Financial Officer

6 DIMENSIONS AFFILIATES FUND, L.P.

/s/ Christina Chung
By: 6 Dimensions Capital GP, LLC
Its: General Partner
Authorized Signatory: Christina Chung
Title: Chief Financial Officer

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

LI CHILDREN’S 2006 IRREVOCABLE TRUST

/s/ Aaron Wygonik
Aaron Wygonik
Vice President
Name of Authorized Signatory: J.P. MORGAN TRUST
COMPANY OF DELAWARE AS TRUSTEE

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

ALLIED CHINA INVESTMENT LIMITED

/s/ Chen Dan
Name: Chen Dan
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

TONGYI INVESTMENT HOLDINGS LIMITED

/s/ Huo Jianmin
Name: Huo Jianmin
Title: Director

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

JIA ZHU

/s/ Jia Zhu
Jia Zhu

[SIGNATURE PAGE TO TENTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT]

EXHIBIT A

NOTICES

If to any Group Company, the Founders or Sunny Bay:

Attention:                                         Yu Gang/Junling Liu

Address:                                                 No.295 Zuchongzhi Road, Pudong New Area, Shanghai, P.R. China 201203

Telephone:                                   +86 21 20536666

Fax:

If to Ivy Capital and Gold Stand:

c/o Ivy Capital Investment Advisor Ltd

Attention:                                         Ms. Grace Chan

Address:                                                 Unit 921, Level 9, Central Building, 1-3 Pedder Street, Central, Hong Kong

Telephone:                                   852-3975 2817

Fax:                                                                       852-3975 2818

If to CVP:

Attention:                                         Harry Hui

Address:                                                 c/o Unit 10D, Building 2, YouYou Century Plaza, 428 South Yanggao Road, Pudong, Shanghai, China 200127

Telephone:                                   (86) 21 5031 8996

Fax:                                                                       (86) 21 5033 5377

If to Verlinvest:

Attention:                                         Nicholas Cator

Address:                                                 Verlinvest Asia (HK) Limited, c/o Verlinvest Asia Pte. Ltd., 163 Penang Road #06-05 Winsland House II, Singapore 238463, Singapore

Telephone :                                +65 6819 9160

Mobile                                                        +32476267015

Fax:                                                                       +65 6819 9169

If to BVCF:

Attention:                                         Zhi Yang

Address:                                                 Suite 2606, Tower 1, New Richport Center, 763 Mengzi Road, Huangpu District, Shanghai 200023, China

Telephone:                                   (86) 21 6315 1313

Fax:                                                                       (86) 21 6315 4545

If to Greenwoods:

Attention:                                         Di Pan

Address:                                                 27 F, KERRY PARKSIDE, 1155 Fangdian Road, Pudong New District, Shanghai, PRC 201204

Telephone:                                   (86) 21 2083 0300

Fax:                                                                       (86) 21 6104 9577

If to Zall:

Attention:                                         Gavin Zhu

Address:                                                 1606, Two Exchange Square, Central, Hong Kong

Telephone:                                   +852 3153 5809

Mob:                                                                  +852 9168 1679

Fax:                                                                       +852 3153 5805

If to 6D and 6D Affiliates

Attention:

Address:                                                 8th Floor, 55 Cambridge Parkway, Cambridge, MA 02142, USA

Telephone:

Fax:

If to 2006 Trust

Attention:

Address:                                                 JP MORGAN Trust Co of Delaware,500 Stanton Christiana Rd Newark DE 19713, USA

Telephone:

Fax:

If to ALLIED:

Attention:                                         Chen Dan

Address:                                                 Suite 05-07, Level 10, Block A, Office Park, 10 Jintong West Road, Chaoyang District, Beijing, 100020, China

Telephone:                                   +86 10 85906800

Fax:                                                                       +86 10 85906900

If to Tongyi:

Attention:                                         Huo Yuqin

Address:                                                 No. 9 office building, Tian He Bei Road, Da Xing District, Beijing, P.R. China

Telephone:                                   + 86 18611000128

Fax:                                                                       +86 10 83701757

If to Jia Zhu:

Attention:                                         Jia Zhu

Address:                                                 No. 1663, Building 10, Hong Kong Parkview, 88 Tai Tam Reservoir Road, Hong Kong (香港大潭水塘道88号阳明山庄10座1663号)

Telephone:                                   +852 3656 6886

Fax:                                                                       +852 3656 6801